Exhibit 99.1

EBAY INC.

2008 EQUITY INCENTIVE AWARD PLAN

INITIAL STOCKHOLDER APPROVAL ON JUNE 19, 2008

AMENDMENT AND RESTATEMENT ADOPTED BY THE BOARD OF DIRECTORS ON MARCH 4, 2009

STOCKHOLDER APPROVAL OF AMENDMENT AND RESTATEMENT ON APRIL 29, 2009

AMENDMENT AND RESTATEMENT ADOPTED BY THE COMPENSATION COMMITTEE (PURSUANT TO

DELEGATION OF AUTHORITY FROM THE BOARD OF DIRECTORS) ON MARCH 14, 2010

STOCKHOLDER APPROVAL OF AMENDMENT AND RESTATEMENT ON April 29, 2010

ARTICLE 1.

PURPOSE

The purpose of the eBay Inc. 2008 Equity Incentive Award Plan, as amended and restated herein (the “Plan”), is to promote the success and enhance the value of eBay Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants (each as defined below) to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock Unit award, a Restricted Stock Unit award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.2 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or Section 2.4(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

In addition, if the Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, to the extent required, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation § 1.409A-3(i)(5). The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Committee” means the committee of the Board described in Article 13.

2.7 “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company or any Subsidiary; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person.

2.8 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.9 “Deferred Stock Unit” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5.

2.10 “Director” means a member of the Board.

2.11 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time, or if Participant is otherwise ineligible to participate in the Company’s long-term disability insurance program or resides outside the United States and no such program exists, means that the Participant is unable to perform his or her duties with the Company or its Subsidiary by reason of a medically determinable physical or mental impairment, as determined by a physician acceptable to the Company, which is permanent in character or which is expected to last for a continuous period of more than six (6) months.

2.12 “Dividend Equivalent” means a right granted to a Participant pursuant to Section 8.3 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.13 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.14 “Effective Date” shall have the meaning set forth in Section 14.1.

2.15 “Eligible Individual” means any person who is an Employee, a Consultant or an Independent Director, as determined by the Committee.

2.16 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

2.17 “Equity Restructuring” shall mean a nonreciprocal transaction between the company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.19 “Fair Market Value” means, as of any given date, (a) if Stock is traded on any established stock exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price on such date, as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes), or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) if Stock is not publicly traded, the fair market value of a share of Stock as established by the Committee acting in good faith.

2.20 “Full Value Award” means any Award other than an Option, Stock Appreciation Right or other Award for which the Participant pays the intrinsic value existing at the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Subsidiary).

2.21 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.22 “Independent Director” means a Director of the Company who is not an Employee.

2.23 “Non-Employee Director” means a Director of the Company who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.

2.24 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.25 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.26 “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.27 “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Section 8.7, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

2.28 “Performance Bonus Award” has the meaning set forth in Section 8.7.

2.29 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period, determined as follows:

(a) The Performance Criteria that will be used to establish Performance Goals are limited to the following: trading volume, users, gross merchandise volume, total payment volume, revenue, operating income, EBITDA and/or net earnings (either before or after interest, taxes, depreciation and amortization), net income (either before or after taxes), earnings per share, earnings as determined other than pursuant to United States generally accepted accounting principles (“GAAP”), multiples of price to earnings, multiples of price/earnings to growth, return on net assets, return on gross assets, return on equity, return on invested capital, Stock price, cash flow (including, but not limited to, operating cash flow and free cash flow), net or operating margins, economic profit, Stock price appreciation, total stockholder returns, employee productivity, market share, volume, customer satisfaction metrics, and employee engagement/satisfaction metrics any of which may be measured with respect to the Company, or any Subsidiary, affiliate or other business unit of the Company, either in absolute terms, terms of growth or as compared to any incremental increase, as compared to results of a peer group.

(b) The Committee may, in its discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under GAAP; (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; or (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Qualified Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.30 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.31 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.32 “Performance Share” means a right granted to a Participant pursuant to Section 8.1, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.33 “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.34 “Plan” means this eBay Inc. 2008 Equity Incentive Award Plan, as amended and restated herein and as it may be amended from time to time.

2.35 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.36 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.37 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

2.38 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.39 “Stock” means the common stock of the Company, par value $0.001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 12.

2.40 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.41 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of a benefit or compensation, granted pursuant to Section 8.4.

2.42 “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if, at the time of the determination, each of the entities other than the last entity in the unbroken chain beneficially owns securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.43 “Substitute Award” shall mean an Option granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option.

2.44 “Termination of Service” shall mean,

(a) As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding a termination where there is a simultaneous commencement of employment with the Company or any Subsidiary.

(b) As to a Non-Employee Director or Independent Director, the time when a Participant who is a Non-Employee Director or Independent Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding: (i) a termination where there is simultaneous employment by the Company (or a Subsidiary) of such person and (ii) a termination which is followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with such person.

(c) As to an Employee, the time when the Participant has ceased to actively be employed by or to provide services to the Company or any Subsidiary for any reason, without limitation, including resignation, discharge, death, disability or retirement; but excluding: (i) a termination where there is a simultaneous reemployment or continuing employment of a Participant by the Company or any Subsidiary, (ii) a termination which is followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee, and (iii) a termination where a Participant simultaneously becomes an Independent Director.

(d) The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Service, including, without limitation, questions relating to the nature and type of Termination of Service, and all questions of whether particular leaves of absence constitute Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Committee otherwise provides in the terms of the Award Agreement, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Participant shall be deemed to have a Termination of Service in the event that the Subsidiary employing or contracting with such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Article 12 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan is 105,000,000 shares of Stock.

(b) To the extent that an Award terminates, expires, or lapses for any reason, or an Award is settled in cash without delivery of shares to the Participant, then any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation (including any shifting of employer tax liability to the Participant) pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 12, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 2,000,000 and the maximum amount that may be paid in cash during any calendar year with respect to any Performance-Based Award (including, without limitation, any Performance Bonus Award) shall be $3,000,000.

ARTICLE 4.

ELIGIBILITY AND PARTICIPATION

4.1 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, and in its sole discretion, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.2 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

ARTICLE 5.

STOCK OPTIONS

5.1 General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.2(c), the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the term of the Option. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Committee may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Participant, and may amend any other term or condition of such Option relating to such a Termination of Service. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2 Incentive Stock Options. Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the provisions of this Section 5.2.

(a) Expiration. Subject to Section 5.2(c), an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(i) Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

(ii) Three months after the Participant’s termination of employment as an Employee; and

(iii) One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(b) Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) and the Option is exercisable for no more than five years from the date of grant.

(d) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(e) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(f) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3 Substitution of Stock Appreciation Rights. Subject to Section 10.8, the Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

5.4 Substitute Awards. Notwithstanding the foregoing provisions of this Article 5 to the contrary, in the case of an Option that is a Substitute Award, the exercise price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

ARTICLE 6.

RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock.

(a) The Committee is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

(b) The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

6.2 Issuance and Restrictions. All shares of Restricted Stock (including any shares received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions on transferability and other restrictions and vesting requirements as the Committee shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Committee, including, without limitation, criteria based on the Participant’s duration of employment, directorship or consultancy with the Company, Performance Criteria, Company performance, individual performance or other criteria selected by the Committee. By action taken after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

6.3 Repurchase or Forfeiture of Restricted Stock. If no price was paid by the Participant for the Restricted Stock, upon a Termination of Service the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration. If a price was paid by the Participant for the Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in the Award Agreement. The Committee in its discretion may provide that in the event of certain events, including a Change in Control, the Participant’s death, retirement or disability or any other specified Termination of Service or any other event, the Participant’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

6.5 Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights.

(a) A Stock Appreciation Right may be granted to any Eligible Individual selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose. Except as described in (c) below, the exercise price per share of Stock subject to each Stock Appreciation Right shall be set by the Committee, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c) Notwithstanding the foregoing provisions of Section 7.1(b) to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

7.2 Payment and Limitations on Exercise.

(a) Subject to Sections 7.2(b) payment of the amounts determined under Sections 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement and subject to any tax withholding requirements.

(b) To the extent any payment under Section 7.1(b) is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8.

OTHER TYPES OF AWARDS

8.1 Performance Share Awards. Any Eligible Individual selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2 Performance Stock Units. Any Eligible Individual selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3 Dividend Equivalents.

(a) Any Eligible Individual selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee; provided that to the extent shares of Stock subject to an Award are subject to performance-based vesting conditions, any Dividend Equivalents relating to such shares shall be subject to the same performance-based vesting conditions.

(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or SARs.

8.4 Stock Payments. Any Eligible Individual selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5 Deferred Stock Units. Any Eligible Individual selected by the Committee may be granted an award of Deferred Stock Units in the manner determined from time to time by the Committee. The number of shares of Deferred Stock Units shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, including service to the Company or any Subsidiary, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock Unit award will not be issued until the Deferred Stock Unit award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock Units shall have no rights as a Company stockholder with respect to such Deferred Stock Units until such time as the Deferred Stock Unit Award has vested and the Stock underlying the Deferred Stock Unit Award has been issued.

8.6 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. The Committee shall specify, or permit the Participant to elect, the conditions and dates upon which the shares of Stock underlying the Restricted Stock Units shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code. On the distribution dates, the Company shall, subject to Section 10.6(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

8.7 Performance Bonus Awards. Any Eligible Individual selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9.

8.8 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock Units or Restricted Stock Units shall be set by the Committee in its discretion.

8.9 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock Units, Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.10 Exercise upon Termination of Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock Units, Stock Payments and Restricted Stock Units shall only be exercisable or payable while the Participant is an Employee, Consultant or Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock Units or Restricted Stock Units may be exercised or paid subsequent to a Termination of Service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

8.11 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.12 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

ARTICLE 9.

PERFORMANCE-BASED AWARDS

9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in the Plan; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3 Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Covered Employee intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals and any other performance or incentive Awards that vest or becomes exercisable or payable upon the attainment of one or more specified Performance Goals.

9.4 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 or 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.5 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

9.6 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan and the applicable Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10.

PROVISIONS APPLICABLE TO AWARDS

10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3 Payment. The Committee shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan may be paid, the form of payment, including, without limitation: (i) cash, (ii) shares of Stock (including, in the case of payment of the exercise price of an Award, shares of Stock issuable pursuant to the exercise of the Award) held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate payments required, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale). The Committee shall also determine the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.4 Limits on Transfer.

(a) Except as otherwise provided in Section 10.4(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 10.4(a), the Committee, in its sole discretion, may determine to permit a Participant to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Committee, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. For purposes of this Section 10.4(b), “Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, or any other transferee specifically approved by the Committee after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

10.5 Beneficiaries. Notwithstanding Section 10.4 and unless otherwise provided in the applicable Award Agreement, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.6 Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.7 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

10.8 Prohibition on Repricing. Subject to Section 12.1, the Committee shall not, without the approval of the stockholders of the Company, authorize the amendment of any outstanding Award to reduce its price per share. Furthermore, subject to Section 12.1, no Award shall be canceled and replaced or substituted for with the grant of an Award having a lesser price per share without the further approval of stockholders of the Company. Subject to Section 12.1, the Committee shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace or substitute for an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award. Subject to Section 12.1, absent the approval of the stockholders of the Company, the Committee shall not offer to buyout for a payment in cash, an Option or Stock Appreciation Right previously granted.

10.9 Full Value Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, Full Value Awards made to Employees or Consultants shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the date the Award is made; provided, however, that, notwithstanding the foregoing, Full Value Awards that result in the issuance of an aggregate of up to 5% of the shares of Stock available pursuant to Section 3.1(a) may be granted to any one or more Participants without respect to such minimum vesting provisions. Notwithstanding anything in this Section 10.9 to the contrary, Full Value Awards granted as replacements or in substitution for cancelled Awards in connection with a stock option exchange permitted under the terms of this Plan, as may be amended with stockholder approval at the 2009 Annual Meeting of Stockholders, shall not be subject to the minimum vesting provisions of this Section 10.9.

ARTICLE 11.

INDEPENDENT DIRECTOR AWARDS

11.1 The Board may grant Awards to Independent Directors, subject to the limitations of the Plan, pursuant to a written non-discretionary formula established by the Committee, or any successor committee thereto carrying out its responsibilities on the date of grant of any such Award (the “Independent Director Equity Compensation Policy”). The Independent Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Independent Directors, the number of shares of Stock to be subject to Independent Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Committee (or such other successor committee as described above) shall determine in its discretion.

ARTICLE 12.

CHANGES IN CAPITAL STRUCTURE

12.1 Adjustments.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock other than an Equity Restructuring, the Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the number and kind of shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 12.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.1 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock Units and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.1(a) and 12.1(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be equitably adjusted. The adjustments provided under this Section 12.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii) The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3).

(iii) To the extent that such equitable adjustments result in tax consequences to the Participant, the Participant shall be responsible for payment of such taxes and shall not be compensated for such payments by the Company or its Subsidiaries.

(d) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.2 Acceleration Upon a Change in Control. Notwithstanding Section 12.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 12.2, this Section 12.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect. Further, to the extent that there are tax consequences to the Participant as a result of the acceleration or lapsing of forfeiture restriction upon a Change in Control, the Participant shall be responsible for payment of such taxes and shall not be compensated for such payment by the Company or its Subsidiaries.

12.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 13.

ADMINISTRATION

13.1 Committee. Except as otherwise provided herein, the Plan shall be administered by a committee consisting of two or more members of the Board (the “Committee”). Unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a Non-Employee Director and an “independent director” under the rules of the Nasdaq Stock Market (or other principal securities market on which shares of Stock are traded); provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 13.5. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.

13.2 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

13.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

13.5 Delegation of Authority. To the extent permitted by applicable law, the Board or the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants or to exercise any of the power, authority and discretion granted to the Committee pursuant to Section 13.3; provided that (i) the Committee shall have the sole authority with respect to Awards granted to or held by (a) Employees who are subject to Section 16 of the Exchange Act, and (b) Covered Employees, and (ii) officers of the Company (or Directors) to whom authority has been delegated hereunder shall not be delegated such authority with respect to Awards granted to or held by such officers (or Directors). Any delegation hereunder shall be subject to the restrictions and limits that the Board or the Committee specifies at the time of such delegation, and the Board or the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.5 shall serve in such capacity at the pleasure of the Board or the Committee.

ARTICLE 14.

EFFECTIVE AND EXPIRATION DATE

14.1 Effective Date. The Plan is effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be deemed to be approved by the stockholders if it is approved either:

(a) By a majority of the votes cast at a duly held stockholder’s meeting at which a quorum representing a representing a majority of outstanding voting stock is, either in person or by proxy, present and voting on the plan; or

(b) By a method and in a degree that would be treated as adequate under Delaware law in the case of an action requiring stockholder approval.

14.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date, except that no Incentive Stock Options may be granted under the Plan after the earlier of the tenth anniversary of (a) the date the Plan is approved by the Board or (b) the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 15.

AMENDMENT, MODIFICATION, AND TERMINATION

15.1 Amendment, Modification, and Termination. Subject to Section 16.15, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 12), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant.

15.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 16.15, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 16.

GENERAL PROVISIONS

16.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

16.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

16.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or a Subsidiary, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld and any employer tax liability shifted to a Participant with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

16.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

16.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

16.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

16.7 Relationship to Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any severance, resignation, termination, redundancy, end of service payments, long-term service awards, pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

16.8 Effect of Plan upon Compensation Plans. The adoption of the Plan shall not affect any compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

16.9 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

16.10 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.11 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

16.12 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

16.13 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The Company shall have no obligation to issue or deliver shares of Stock prior to obtaining any approvals from listing, regulatory or governmental authority that the Company determines are necessary or advisable. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock paid pursuant to the Plan. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

16.14 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflict of laws of that State.

16.15 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Compensation Committee of eBay Inc. (upon delegation of authority from the Board of Directors of eBay Inc.) on March 14, 2010.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of eBay Inc. on April 29, 2010.

Executed on this 29th day of April, 2010.

/s/ Michael R. Jacobson
Corporate Secretary